EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Brian Roberts, the Chief Executive Officer of Ruby Creek Resources Inc., and Ian Foreman, the Chief Financial Officer of Ruby Creek Resources Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of Ruby Creek Resources Inc., for the quarterly period ended November 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Ruby Creek Resources Inc.

Date:   January11, 2008.

"Brian Roberts"
Brian Roberts
President, Chief Executive Officer, Principal
Executive Officer and a director

"Ian Foreman"
Ian Foreman
Secretary, Treasurer, Chief Financial Officer,
Principal Accounting Officer and a director

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